Exhibit 99.1

NEWS RELEASE	Security Capital Assurance Ltd
A.S. Cooper Building
FOR IMMEDIATE RELEASE	26 Reid Street, 4th Floor
Hamilton HM 11
Bermuda
Tel: +1 441-279-7450

SECURITY CAPITAL ASSURANCE LTD PROVIDES UPDATE ON ITS CAPITAL PLAN

Hamilton, Bermuda, January 23, 2008 – Security Capital Assurance Ltd (NYSE: SCA) (“SCA” or the “Company”) today announced that it has determined not to raise new capital at the present time due to current market conditions. The Company is continuing to pursue the other elements of its capital plan including, seeking to generate capital through reinsurance arrangements and restructuring certain insured obligations.

“The unprecedented uncertainty and instability affecting our industry make it impractical to consider raising new capital at the present time. Pending greater clarity, we intend to continue pursuing the other components of our capital plan and consider all options available to us,” commented Paul S. Giordano, president and chief executive officer of SCA.

The Company’s plans remain subject to change and there can be no assurance that SCA’s capital plan will be successfully implemented or address the capital requirements of the rating agencies within their required timeframes.

About Security Capital Assurance

Security Capital Assurance Ltd is a Bermuda-domiciled holding company whose common shares are listed on the New York Stock Exchange (NYSE: SCA). For more information please visit www.scafg.com.

FORWARD-LOOKING STATEMENTS

This release may contain statements about future results, plans and events that may constitute “forward-looking” statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that these statements are not guarantees of future results, plans or events and such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. These factors include, but are not limited to: the outcome of the rating assessments for all bond insurers currently underway by Moody’s Investor Services (“Moody’s) and Standard & Poor’s (“S&P”), the outcome of the Company’s discussions with Fitch Ratings (“Fitch”), Moody’s and S&P, and the company’s ability to successfully address Fitch’s and any other capital requirements within the required timeframes; the impact of the ratings actions announced on December 12, 2007 by Fitch, December 14, 2007 by Moody’s and December 19, 2007 by S&P; the impact of any adverse changes that may be made to the financial strength or financial enhancement ratings of any or all of the Company’s operating subsidiaries higher risk of loss in connection with obligations guaranteed by the Company due to recent deterioration in the credit markets stemming from the poor performance of subprime residential mortgage loans; developments in the world’s financial and capital markets that adversely affect the performance of the Company’ investments and its access to such markets; ineffectiveness of Company business strategy, due to changes in current or future market conditions or other factors; the performance of invested assets, losses on credit derivatives or changes in the fair value of credit default swaps; the availability of capital and liquidity; the timing of claims payments and the receipt of reinsurance recoverables; increased competition; greater frequency or severity of claims and loss activity; changes in Company reinsurance agreements with certain of its subsidiaries; changes in regulation, tax laws, legislation or accounting policies or practices; changes in officers; general economic conditions; changes in the availability, cost or quality of reinsurance or retrocessions; changes that may occur in Company operations and ownership as the Company matures; other additional factors, risks or uncertainties described in Company filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and also disclosed from time to time in subsequent reports on Form 10-Q and Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

Contact:

Investors	Media
Frank Constantinople	Michael Gormley
+1 441-279-7450	+1 441-279-7450
frank.constantinople@scafg.com	michael.gormley@scafg.com

Cindy Leggett-Flynn/Michele Loguidice
+1 212-333-3810
cjones@brunswickgroup.com

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